FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (this “Amendment”) is entered into effective as of this the 1st day of June, 2016, by and between BG SCENIC POINT OFFICE 1, L.C., a Utah limited liability company (the “Landlord”), and HEALTHEQUITY, INC., a Delaware corporation (the “Tenant”).
RECITALS:
A.Landlord and Tenant entered into that certain Amended and Restated Lease Agreement dated May 15, 2015 (the “Lease”), pursuant to which Landlord leased to Tenant 81,326 rentable square feet of space consisting of the entire first (1st), third (3rd) and fourth (4th) floors of the Building (as defined in the Lease) (the “Leased Premises”).
B.    Pursuant to Section 2.5 of the Lease, Landlord and Tenant have agreed to enter into an amendment to this Lease.
AGREEMENT:
NOW, THEREFORE, for the foregoing purposes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.    Recitals; Defined Terms. The Recitals set forth above are incorporated herein and into the Lease by reference. Capitalized terms used but not defined herein shall have their meanings set forth in the Lease.
2.    Term of the Lease. The term of the Lease commenced on June 1, 2015, and shall expire on March 31, 2027 (the date which is 129 full calendar months plus the partial calendar month, if any, occurring after the First Expansion Premises Commencement Date), and is subject to extension as expressly set forth in the Lease.
3.    Omnibus Amendment. Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.
4.    Headings. The captions and headings of the various sections of this Amendment are for convenience only and are not to be construed as defining or as limiting in any way the scope or intent of the provisions hereof. Wherever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

5.    Entire Amendment. This Amendment contains all Amendments between the Landlord and Tenant with respect to the matters set forth herein, and no Amendment not contained herein shall be recognized by Landlord and Tenant. In the event of any amendment or modification of this Amendment, the amendment or modification shall be in writing signed by Landlord and Tenant in order to be binding upon Landlord and Tenant. This Amendment is only for the benefit of Landlord and Tenant, and no third party shall be entitled to rely on the provisions of this Amendment. In the event of a conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control.
6.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.
7.    Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:	BG SCENIC POINT OFFICE 1 L.C., a Utah limited liability company, by its manager

The Boyer Company, L.C., a Utah limited liability company

By:	_______________________ Name: Title: Manager

TENANT:	HEALTHEQUITY, INC., a Delaware corporation

By:
Its:

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